UNITED STATES SECURITIES AND EXCHANGE COMMISSION

			 Washington, D. C. 20549






				FORM 8-K



			     CURRENT REPORT

		     PURSUANT TO SECTION 13 OR 15(d)

		 OF THE SECURITIES EXCHANGE ACT OF 1934


	   Date of earliest event reported:  March 16, 1999





	       Exact name of Registrants as specified in their    IRS Employer
Commission       charters, addresses of principal executive      Identification
File Number       offices and Registrants' phone number              Number
-----------    -----------------------------------------------   --------------

1-8841                       FPL GROUP, INC.                       59-2449419
1-3545               FLORIDA POWER & LIGHT COMPANY                 59-0247775
			 700 Universe Boulevard
			Juno Beach, Florida 33408
			      (561) 694-4000



State or other jurisdiction of incorporation:  Florida





Item 5.  Other Events

Reference is made to Item 1. Business - FPL Operations - Retail Ratemaking and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Results of Operations in the 1998 Form 10-K for FPL Group, Inc. and Florida Power & Light Company (FPL).

On March 16, 1999, the Florida Public Service Commission (FPSC) approved an agreement between FPL, the State of Florida's Office of Public Counsel (Public Counsel), The Florida Industrial Power Users Group (FIPUG) and The Coalition for Equitable Rates (Coalition) regarding FPL's retail base rates, authorized regulatory return on equity (ROE), capital structure and other matters. As a result of the approval of this agreement, all matters raised in Public Counsel's petition to the FPSC to conduct a full rate proceeding are resolved. The agreement has a three-year term, beginning thirty days following the date of FPSC approval.

The agreement provides for a $350 million reduction in annual retail base rate revenues allocated to all customers on a cents-per-kilowatt-hour basis. Additionally, the agreement sets forth a revenue sharing mechanism for each of the three years covered by the agreement, whereby retail base rate revenues in excess of a stated threshold will be shared with customers on the basis of two-thirds refunded to customers and one-third retained by FPL. Retail base rate revenues in excess of a second threshold will be refunded 100% to customers.

The thresholds for the three years are as follows:

					     First    Second   Third
					     Twelve   Twelve   Twelve
					     Months   Months   Months
					     ------   ------   ------
					      (Millions of Dollars)

Threshold to refund 66 2/3% to customers     $3,400   $3,450   $3,500
Threshold to refund 100% to customers        $3,556   $3,606   $3,656

In addition to the revenue reductions, the agreement lowers FPL's authorized ROE range to 10% to 12% (down from the current 11% to 13%). During the term of the agreement, the achieved ROE may, from time to time, be outside the authorized range and the sharing mechanism described above is intended to be the appropriate and exclusive mechanism to address that circumstance. The agreement establishes a cap on FPL's adjusted equity ratio of 55.83%. The adjusted equity ratio reflects a discounted amount for off-balance sheet obligations under certain long-term purchase power contracts. The agreement also includes an allowance for special depreciation of up to $100 million at FPL's discretion, in each year of the three-year agreement period to be applied to nuclear and fossil generating assets. The current special amortization program will be terminated when the new agreement becomes effective. Finally, included in the agreement are provisions which limit depreciation rates and accruals for nuclear decommissioning and fossil dismantlement costs to currently approved levels and limit amounts recoverable under the environmental cost recovery clause during the three-year term of the agreement.

The agreement states that Public Counsel, FIPUG and Coalition will neither seek nor support any additional base rate reductions during the three-year term of the agreement unless such reduction is initiated by FPL. Further, FPL agreed to not petition for any base rate increases that would take effect during the three-year term of the agreement.



				SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

				FPL Group, Inc.
			Florida Power & Light Company
				(Registrants)


Date:  March 17, 1999           K. MICHAEL DAVIS
				----------------
				K. Michael Davis
	     Controller and Chief Accounting Officer of FPL Group, Inc.
		     Vice President, Accounting, Controller and
	     Chief Accounting Officer of Florida Power & Light Company